Exhibit No. 99.3   Trade Payables Agreement between GMAC Commercial Finance LLC and The Pep Boys-Manny, Moe & Jack dated October 18, 2004.

                           TRADE PAYABLES AGREEMENT
THIS TRADE PAYABLES AGREEMENT as further defined below (the "Agreement") entered into this day 18th of October, 2004, by and between GMAC COMMERCIAL FINANCE LLC, a Delaware Limited Liability Company, having its principal place of business at 3000 Town Center, Suite 280 Southfield, Michigan 48075
("GMAC CF"), and The Pep Boys - Manny, Moe & Jack (Company), a Pennsylvania Corporation having its principal place of business at 3111 West Allegheny
Avenue, Philadelphia, PA 19132.    It is hereby agreed as follows:

WHEREAS, GMAC CF is in the business of providing credit, financing and accounts payable and receivable servicing products to businesses; and

WHEREAS, Company is in the business of selling automotive components; and

WHEREAS, Company acknowledges that its suppliers may be willing to incur a charge to procure payment prior to the ordinary payment date and wishes to commence such a program with GMAC CF for such purposes.

WHEREAS, GMAC CF has agreed to effect payment to Company's supplier on behalf of Company, and to provide certain administrative services in connection with the program on and subject to the provisions of this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties, the parties hereby agree as follows:

1.      DEFINITIONS AND INTERPRETATION.

        (a) Definitions. The following terms used in this Agreement shall have the following meanings:

        "Agreement" shall mean this Trade Payables Agreement, including all Schedules and Exhibits hereto, as the same may be amended, supplemented, renewed, extended or otherwise modified from time to time.

        "Approved Currency" shall mean US Dollars or any other currency agreed to in writing between Company and GMAC CF.

        "Approved Receipt" shall mean a Receipt of a Participating Supplier denominated in an Approved Currency which has been listed on a Summary Report.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been amended, recodified, modified or supplemented.

        "Bankruptcy Event" shall mean, as to any Person, any of the following:
(i) any case or proceeding with respect to such Person under the U.S.

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Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights generally or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and/or indebtedness of such Person or (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any material portion of its assets or (iii) any proceedings for liquidation, dissolution or other winding up of the business of such Person or (iv) any assignment for the benefit of creditors or any marshaling of assets of such Person.

        "Business Day" shall mean any day other than Saturday, Sunday and any other day that commercial banks in the State of Michigan are authorized or required by law to close.

        "Company Account" shall mean such bank account(s) designated in writing by Company from time to time for the receipt of payments from GMAC CF (if any) under this Agreement.

        "Company Debit Account" shall mean any bank account(s) designated in writing by Company from time to time against which GMAC CF will debit payment of the Gross Amount of each Approved Receipt in the Approved Currency on the Ordinary Payment Date.

        "Company Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute a Company Event of Default.

        "Company Event of Default" shall have the meaning set forth in
Section 6(a).

        "Company Material Contract" shall mean any material indenture, agreement, contract, note, document or instrument for borrowed money under which Company is a party or by which Company may be bound.

        "Company Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Company to GMAC CF, however evidenced, arising under or related to this Agreement or the Program, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Company either under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

        "Company Termination Notice" shall have the meaning set forth in
Section 8(b).

        "Credit Memo" shall mean a document submitted by Pep Boys into the GMAC CF/PrimeRevenue System that reflects any claims of Company related to the provision of goods and services by Supplier to Company, such as claims related

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to shipment, delivery, damage, defect, performance, failure to meet specifications, or failure to meet expressed or implied warranties.

        "Deemed Funding Date" shall have the meaning set forth in
Section 2(k)(vii).

        "Discount Rate" shall mean, with respect to an Approved Receipt to be Funded by GMAC CF in an Approved Currency, any of the rates by which the Trade Payables Fee (expressed as a percentage of the Gross Amount with respect to such Approved Receipt) is to be calculated as agreed with the applicable Participating Supplier with respect to Approved Receipts payable in such Approved Currency.

        "Electronic Transmission" shall mean a method of electronically transmitting information between GMAC CF and Company (including, without limitation, a Summary Report) for the purposes contemplated by this Agreement, which method shall be as mutually agreed by GMAC CF and Company.

        "Eligible Supplier" shall mean a Supplier authorized by Company, in writing, to participate in the Program and have a US domestic bank account.

"Erroneous Payment" shall have the meaning set forth in Section 2(k)(vii).

"Express Currency" shall have the meaning set forth in Section 9(f).

        "Final Approved Receipt Payment Date" shall mean, with respect to any Approved Receipt, the last Business Day on which an Approved Receipt may be Funded and a Trade Payables Fee is due and payable in respect thereof.

        "Financial Statements" shall mean the consolidated income statement, balance sheet and statement of cash flows of Company, internally prepared for each fiscal quarter, and audited for each fiscal year, prepared in accordance with GAAP.

        "Fund" (or "Funds" or "Funded" or "Funding") shall mean the advance of funds to a Participating Supplier in an Approved Currency by GMAC CF in accordance with the terms hereof.

        "GMAC CF Account" shall mean the bank account(s) designated in writing by GMAC CF from time to time for the purposes of this Agreement.

        "GMAC CF Event of Default" shall have the meaning set forth in
Section 6(b).

        "GMAC CF Funded Amount" shall mean the amount GMAC CF has Funded in respect of the Net Funded Amount of any Approved Receipt on or before any applicable Ordinary Payment Date.

        "GMAC CF/PrimeRevenue System" shall mean the combination of GMAC CF/PrimeRevenue Software and services which GMAC CF/PrimeRevenue offers to Company, which enables the Company Suppliers to view Payment Obligations, settle Payment Obligations and conduct related transactions as described in Exhibit A.

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        "GMAC CF Termination Notice" shall have the meaning set forth in
Section 8(c).

        "Goods and Services" shall mean goods and/or services provided by a Participating Supplier to Company.

        "Gross Amount" shall mean, with respect to an Approved Receipt, the total amount of such Approved Receipt due to a Participating Supplier on the Ordinary Payment Date (including, without limitation, all taxes, freight and other charges) as set forth on a Summary Report.

        "Late Payment" shall have the meaning set forth in Section 3(c).

        "Late Payment Rate" shall be the rate per annum that is equal to LIBOR + 3.00%, based on a 360 day year.

        "LIBOR" shall mean the London Interbank Offered Rate for the period of one month, as published in The Wall Street Journal, computed and averaged on a monthly basis and adjusted for reserve.

        "Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, operations, prospects or financial or other conditions of Company, (ii) Company's ability to pay or perform the obligations under this Agreement, or (iii) GMAC CF's rights and remedies under this Agreement.

        "Net Funded Amount" shall mean, with respect to any Approved Receipt, the Gross Amount less the applicable Trade Payables Fee.

        "Ordinary Payment Date" shall mean, with respect to an Approved Receipt, the date as Notified by Company to GMAC CF in the Summary Report as the date such Approved Receipt would have been paid by Company but for this Program, which date shall not be later than the due date.

        "Outstanding Funded Amount" shall mean, at any time, the aggregate of all Approved Receipts that GMAC CF Funded that have not been repaid by Company in accordance with this Agreement. For the purposes of the foregoing, any payments received by GMAC CF from Company (i) after 2:00 p.m. on any Business Day or (ii) at any time on a day that is not a Business Day, shall be deemed to have been made on the next Business Day.

        "Paid Approved Receipt" shall mean an Approved Receipt for which GMAC CF shall have Funded the Net Funded Amount thereof on or before any applicable Ordinary Payment Date.

        "Participating Supplier" shall mean any Eligible Supplier who shall be a party to a Supplier Agreement.

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        "Pep Boys Debit Account" shall mean any bank account(s) designated in writing by Company from time to time against which GMAC CF will debit payment of the Gross Amount of each Approved Receipt in the Approved Currency on the Ordinary Payment Date.

        "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

        "Program" shall mean the Trade Payables Program established under this Agreement as some relate to Company and its Suppliers only.

        "Receipt" shall mean any receipt, invoice or other payment instructions relating to Goods and Services.

        "Settlement Date" shall mean the tenth (10th) Business Day of each calendar month.

        "Shortfall" shall have the meaning set forth in Section 3(c).

        "Summary Report" shall mean a weekly data file prepared by or on behalf of Company as required by GMAC CF and in a form acceptable to GMACCF.

        "Summary Report Effective Date" shall mean with respect to a Summary Report (i) the business day following receipt by GMAC CF, if the Report is received by 2:00 p.m. EST, and (ii) the second business day following receipt, if Report is received after 2:00 p.m. EST.

        "Supplier" shall mean any Person that supplies Goods and Services to Company.

        "Supplier Agreement" shall mean an agreement negotiated between GMAC CF, and a Supplier substantially in the form of Exhibit B attached hereto, which sets forth, among other provisions, trade payables terms and related Trade Payables Fees negotiated by GMAC CF with such Supplier. Supplier will not be obligated to enter into such Supplier Agreements or obligated to choose early payment on all or any invoices.

        "Term" shall have the meaning set forth in Section 8.

        "Trade Payables Fee" shall mean, with respect to any Approved Receipt, the Gross Amount multiplied by the applicable Discount, based upon the Trade Discount Schedule as set forth in the Supplier Agreement.

        "US Dollars", "US$", "Dollars" and "$" shall mean lawful currency of the United States of America.

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        (b)     Interpretation.
                (i) Any reference in this Agreement to (A) "Agreed" shall mean as agreed from time to time, and (B) "Notified" or "Notification" shall mean as notified by written notice received by the intended recipient not later than noon on the day prior to the time when such Notification is intended to become effective. In respect of any Notification received after such time, the recipient shall use its reasonable endeavors to comply with such Notification but shall be under no obligation to the other if it nevertheless fails to do so;

                (ii) This Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, replaced or supplemented; and

                (iii) Headings, Clause and Exhibit headings are for ease of reference only.

2.      TRADE PAYABLES PROGRAM
        (a) Approval of Suppliers by Company. Within thirty (30) days from the date hereof, Company shall supply to GMAC CF a list of the initial Suppliers that it has decided shall be Eligible Suppliers for the purposes of this Program. At all times, Company reserves the right to choose which Suppliers will be eligible for the Program; accordingly, such list may be amended from time to time by Company giving written notice to GMAC CF and separately identifying the additions and deletions. Such amendments shall become effective immediately upon such Notification being received by GMAC CF but without prejudice to the respective responsibilities of both Company and GMAC CF under this Agreement in respect of any actions taken by GMAC CF prior to receipt of such Notification or within a reasonable time thereafter and initiated by GMAC CF under the Program prior to receipt of such Notification. Company shall be solely responsible for its decision as to whether a Supplier shall become an Eligible Supplier or shall cease to be an Eligible Supplier and for the timing of all such decisions. Any information given by GMAC CF to Company in relation to any Supplier for the purpose of assisting Company in determining whether a Supplier shall become an Eligible Supplier or whether such information was obtained by GMAC CF in connection with the Program or otherwise shall be given in good faith but without any responsibility on the part of GMAC CF. Notwithstanding the foregoing, in the event GMAC CF supplies information to Company concerning Suppliers, it shall only do so in compliance with all applicable data privacy laws.

        (b) Negotiation of Supplier Agreements with Eligible Suppliers. Company hereby authorizes GMAC CF to contact, in coordination with Company, Eligible Suppliers and to negotiate Supplier Agreements. Such authority may be revoked by Company in respect of individual Suppliers (but not in respect of the whole Program) by written notice received by GMAC CF at any time prior to GMAC CF entering into such agreement. Discount Rates and Service Fees are set

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forth in Exhibit A, Company will be notified of any changes to the Discount
Rates or Service Fees.

        (c) Maximum Number of Suppliers. The maximum number of Participating Suppliers will not exceed 700 at any one time.

        (d) Removal of Participating Suppliers. At any time, Company shall, upon three (3) Business Days notice to GMAC CF, have the right to remove a Participating Supplier and terminate or cause GMAC CF to terminate the related Supplier Agreement. In addition, following written notice to Company, GMAC CF shall have the right but not the obligation, and in its sole discretion, to remove a Participating Supplier and to terminate the related Supplier Agreement for just cause. GMAC CF shall give Company three (3) business days Notice of any decision to remove a Supplier, and upon the expiration of three (3) business days Company shall be solely responsible for the payment of any Receipts received by Company and Company shall be free to enter into its own arrangement with such Participating Supplier. Notwithstanding the foregoing, removal of any Participating Supplier shall not be effective with respect to any Summary Report received by GMAC CF prior to the removal or with respect to any Approved Receipt listed on any such Summary Report, and shall not diminish or impair the obligation of Company to remit to GMAC CF the Gross Amount of any such Approved Receipt in accordance with the terms hereof.

        (e) Approval of Marketing Material. All standard forms of written sales and marketing materials intended for use by GMAC CF in connection with the Program shall be subject to approval by Company prior to it being used, which approval by Company shall not be unreasonably withheld or delayed.

        (f) No Liability for Success of Program. GMAC CF shall have no liability to Company for any failure by GMAC CF to contact, negotiate or reach an agreement for a Supplier Agreement with an Eligible Supplier. Nothing herein shall be construed as a guarantee or commitment on the part of either Company or GMAC CF as to the number of Suppliers which will participate in the Program, and Company and GMAC CF acknowledge that any participation by an Eligible Supplier in the Program shall be at such Eligible Supplier's sole discretion.

        (g) Provision of Information to Company. GMAC CF shall furnish to Company a copy of each Supplier Agreement promptly after such agreement has been executed and delivered by GMAC CF and the respective Eligible Supplier and shall promptly notify Company of any amendments to such agreements.

        (h) Changes by Company to Terms of Payment. Company may, in the ordinary course of business, agree to changes to its terms of payment with Eligible Suppliers or Participating Suppliers provided such terms do not render any outstanding Supplier Agreement void or otherwise unenforceable and further provided that payment due date be no more than 120 days from invoice date. No payment due date may exceed 120 days unless prior written approval is obtained from GMAC CF. No other change will be effective against GMAC CF until GMAC CF receives Notice of such change. Notwithstanding the foregoing, Company shall

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not alter payment terms on Approved Receipts that have been uploaded into the
GMAC CF/PrimeRevenue System.

        (i) Systems Integration; Receipt Processing; Summary Reports; Program Management. Promptly after the date hereof, GMAC CF and Company will integrate Company's disbursement system with GMAC CF/PrimeRevenue System for the Program. GMAC CF and Company will each be responsible for their own expenses incurred as a result of the mutually agreed upon implementation procedure (including technical interfaces and data transmission requirements). Any product (including any software) developed by GMAC CF and/or Company in connection with such integration (including without limitation GMAC CF's interface with Company's accounts payable system) shall be the exclusive property of GMAC CF; however, any modifications to such accounts payable system effected to accommodate GMAC CF's interface therewith shall be the exclusive property of Company. Company's non-exclusive license to use the GMAC CF/PrimeRevenue System shall terminate upon the termination of the Program.

        (j) Company Approval of Receipts. Company shall approve for payment all Receipts for Participating Suppliers as soon as practicable. Upon approval for payment by Company of a Receipt of a Participating Supplier, Company shall list such Receipt on a Summary Report, and at such times as shall be agreed Company shall transmit a Summary Report listing all such Approved Receipts, via Electronic Transmission, to GMAC CF at such location as GMAC CF may specify from time to time. Each Receipt listed on a Summary Report shall constitute an "Approved Receipt" for all purposes of this Agreement. GMAC CF may rely on the accuracy of all information contained in any Summary Report for all purposes of this Agreement. Delivery by Company to GMAC CF of a Summary Report shall be deemed to constitute an irrevocable approval from Company for GMAC CF to Fund (by making payment on behalf of Company of) each Approved Receipt listed on such Summary Report at such time as a request is made by a Participating Supplier in an amount up to the Net Funded Amount.

        (k) No Liability on GMAC CF. With respect to each Approved Receipt, Company acknowledges that any claim or recourse in connection with the Goods and Services which are the subject of such Receipt, including, without limitation, any claim based on shipment, delivery, conformity to specifications, damage, incompleteness, or any express or implied warranty, shall be to the Participating Supplier, not GMAC CF. Without limiting the rights of Company under this Agreement, Company agrees that GMAC CF shall have no duty, obligation or liability to any Supplier under this Agreement or any Supplier Agreement or by reason of the performance by GMAC CF of any of its obligations hereunder or thereunder. Company agrees that any Funding by GMAC CF hereunder or under any Supplier Agreement is discretionary and in no event will GMAC CF be required to Fund more than the Gross Amount of any Approved Receipt to any Participating Supplier.

        (l)     Funding of Approved Receipts.

                (i) Company hereby authorizes GMAC CF to, and GMAC CF shall, in its discretion, Fund the Net Funded Amount of each Approved Receipt within three (3) Business Days of a Participating Supplier notifying GMAC CF

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by Electronic Transmission of such Participating Supplier's election to receive payment of the Net Funded Amount as to a particular Approved Receipt.
                (ii) When Funding an Approved Receipt, GMAC CF shall provide to the Participating Supplier such information as the Participating Supplier shall reasonably require to record such transaction in its records.

                (iii) GMAC CF shall be considered to have Funded an Approved Receipt when the Gross Funded Amount thereof less the Trade Payables Fee is paid by GMAC CF to a Participating Supplier.

                (iv) GMAC CF shall have no obligation to (but at its election may) Fund any Approved Receipts pursuant to this Agreement if (A) such Approved Receipt is not payable in any Approved Currency or (B) a Company Default shall have occurred, or (C) the aggregate Outstanding Funded Amount at the time exceeds, or would upon such funding exceed $20 Million, or (D) GMAC CF received a written notice from Company at least three (3) Business Days prior to GMAC CF's Funding of such Approved Receipt stating that GMAC CF is not to Fund such Approved Receipt.

                (v) If any of the information set forth on a Summary Report delivered to GMAC CF by Company with respect to any Receipt or payment item listed thereon shall be incorrect or inaccurate in any respect and GMAC CF shall nevertheless Fund such Receipt or payment item in accordance with such Summary Report, then such Receipt or payment item shall, as between GMAC CF, and Company, be deemed for all purposes of this Agreement to be an Approved Receipt having the terms described in such Summary Report.


                (vi) In determining the Final Approved Receipt Payment Date(s) with respect to any Approved Receipt, GMAC CF shall be entitled to utilize, as the date that such Approved Receipt is due and payable to the Supplier, the Ordinary Payment Date with respect to such Approved Receipt.

                (vii) In the event that GMAC CF shall make an Erroneous Payment to any Participating Supplier, the Company shall take all reasonable actions to assist GMAC CF in recovering such payment ("Erroneous Payment") from such Participating Supplier. GMAC CF shall thereafter be entitled (upon at least two (2) Business Days prior written notice to Company) not to Fund, up to the amount of the Erroneous Payment, all or any portion of the Net Funded Amount of any future Approved Receipts of such Participating Supplier; however, the Net Funded Amount of each Approved Receipt not Funded by GMAC CF (as provided above) shall nevertheless be deemed, for all purposes of this Agreement, to have been Funded by GMAC CF on the earliest date permitted hereunder. If there are no additional Approved Receipts for such Participating Supplier, GMAC CF shall incur any and all costs and expenses associated with making the Erroneous Payment, including the Erroneous Payment itself.

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        (m)    Authorization.  During the Term, Company authorizes GMAC CF to:
(i) execute, Supplier Agreements, and (ii) terminate, modify, or amend, any Supplier Agreement except to the extent prohibited by this Agreement.

3.      PAYMENTS AMONG GMAC CF AND COMPANY

        (a) Company, jointly and severally, unconditionally promises to, and shall be responsible to remit on or before the Ordinary Payment Date with respect thereto in payment to GMAC CF, the Gross Amount of each Approved Receipt in the Approved Currency in which such Approved Receipt is denominated without set off or deduction and to provide to GMAC CF such information by Electronic Transmission containing such information and in such format as shall from time to time be agreed. Company further agrees that remittances required hereunder may be made by GMACCF via debits to the Pep Boys Debit Account referred to in 3.(l) below.

        (b) Company shall transfer to the GMAC CF Account all amounts due to GMAC CF under this Agreement so that GMAC CF receives immediately available funds on the Ordinary Payment Date.

        (c) In the event of the payment by Company for any reason being either for less than the Gross Amount of the Approved Receipt (any such underpayment being a "Shortfall") or in the event of such payment being received by GMAC CF later than the relevant Ordinary Payment Date (a "Late Payment"), the provisions of Section 3(cd) shall apply.

        (d)     Notwithstanding that Shortfalls constitute a Default under
Section 6 and, whether or not GMAC CF has called a Default under Section 6 or any other Section, in the event of a Late Payment or a Shortfall, Company shall pay to GMAC CF a sum equal to interest calculated at the rate of Late Payment Rate for the Approved Currency in which such Approved Receipt is denominated for the period commencing with (and including) the Ordinary Payment Date and ending (but excluding) the date upon which the repayment is received by GMAC CF. A forty-eight (48) hour grace period will be granted by GMAC CF if the Late Payment or Shortfall is caused by events beyond the reasonable control of Company, including, but not limited to, acts of God, embargoes, governmental restrictions, riots, insurrection, wars, or other military action, acts of terrorism, civil disorders, rebellion, fires, floods, vandalism, or sabotage. Market conditions and/or fluctuations (including a downturn of Company's business) will not be deemed events beyond the reasonable control of Company for the purposes of this 48 hour grace period. Company will notify GMAC CF in writing of the details as to the event(s) that caused the Late Payment or Shortfall for approval of the 48 hour grace period on a case by case basis.

        (e) The obligations of Company under Section 3(d) shall continue to apply to the extent of any Shortfall until it is paid by Company under the provision of Section 3(f).

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        (f)     In the event of a Shortfall, Company shall, within five (5)
Business Days of a request from GMAC CF in this regard, pay the amount of such Shortfall to GMAC CF.

        (g) All payments and remittances by or on behalf of Company hereunder shall be made in the Approved Currency in which the Receipt to which it relates is denominated and without abatement, reduction, diminution, setoff, defense, or counterclaim whatsoever, may have against any party (whether arising out of this Agreement or otherwise) or that Company may have against any third parties and regardless of any claims that any third parties may have against Company. All payments hereunder shall be made to the GMAC CF Account for the appropriate Approved Currency of each payment so that such payment shall be received in cash or other immediately available funds in such account on the date upon which a payment is required to be made hereunder. Notwithstanding the foregoing, if the Company has submitted a Credit Memo, the value of the Credit Memo shall be applied to the Payment Obligation that relates to the goods or services subject to the Company's claims if the Payment Obligation has not been selected for early payment by the Supplier as of the date of such Credit Memo, and, if the Payment Obligation has been selected for early payment by the Supplier, as of the date the Credit Memo is submitted, the Credit Memo shall be applied to future Payment Obligations of Customer to Supplier.
        (h) If any sum (other than a Late Payment by Company under Section 3(b)) is not remitted by either Company within three (3) Business Days after the date upon which it is provided in this Agreement that it is to be paid, (and notwithstanding that such failure to pay constitutes a Default under Section 6) then there shall be payable to GMAC CF a late charge on such overdue amount for each day from (and including) the due date thereof until (but excluding) the date of payment of such amount, which late charge shall be calculated daily based on the a floating rate per annum equal to the Late Payment Rate applicable to each day from the due date thereof until the date of payment of such overdue amount, and shall be paid no later than the first (1st) Business Day of the week immediately following the week during which such late charge accrued.

        (i) GMAC CF is authorized to record on its books and records the date and amount of each Approved Receipt Funded and each payment thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

        (j) If any sums payable to or collected by GMAC CF hereunder are deemed to constitute interest, in no event shall the amount of any such interest exceed the maximum rate or amount permitted under any applicable law or regulation, and if any part of this Agreement is in contravention of any such law or regulation, such part shall be deemed amended to conform thereto. Any such excess interest which may have been collected by GMAC CF shall be applied as a credit against any lawful interest due and not yet paid, then applied to any other lawful obligations due from Company" to GMAC CF and thereafter refunded to Company or as a court of competent jurisdiction may otherwise order.

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        (k)     In addition to the payments owed by Company as detailed above,
GMAC CF reserves the right to establish a mutually acceptable service fee for specific services that are not included in the program or waived by GMAC CF. Further Company will be responsible for any cost associated with modifying its operating systems or developing an interface file that extracts data from Company's accounts payable system to support the early pay program.

        (l) Company shall establish a Pep Boys Debit Account that GMAC CF is authorized to debit for the Gross Amount of each Approved Receipt in the Approved Currency on the Ordinary Payment Date for remittances required under 3.(a) above.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY; JOINT AND SEVERAL LIABILITY; APPOINTMENT OF COMPANY

        (a)     Company hereby represents and warrants to GMAC CF as follows:
                (i) Company is a corporation, duly organized, validly existing and in good standing under the laws of and is authorized to do business in the jurisdictions in which its ownership of its property or conduct of its business legally requires such authorization.

                (ii) The execution, delivery, and performance by Company of this Agreement and the other documents to which it is a party (A) are within Company's corporate power and have been duly authorized by all necessary corporate action on the part of Company and will not result in a breach of any organizational document of Company; (B) will not violate any law or regulation or any judgment, order of decree applicable to Company or by which Company is bound; (C) will not require any registration with, consent or approval of, notice to, or any action by, any other Person; and (D) will not result in a breach of any of the terms or conditions of or constitute a default (with due notice or lapse of time or both) under any agreement or instrument to which Company is a party or by which Company may be bound or result in the occurrence of an event for which any holder of indebtedness of Company may declare the same due and payable under any indenture, agreement or instrument to which Company is a party or by which Company may be bound.

                (iii) This Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

        (b)     Company covenants and agrees that:

                (i) Company shall not use any name, corporate logo or trademarks of GMAC CF or any of its affiliates in any manner in connection with the Program, including press releases or filings with any governmental entity, without the prior written consent of GMAC CF and nothing set forth herein shall be or be deemed to be a license or consent for Company to use the logos or trademarks of GMAC CF or any of its affiliates;

                (ii) Promptly on becoming aware of any event of default under any Company Material Contract, Company shall notify GMAC CF thereof in writing and shall specify the steps, if any, taken or to be taken to remedy such occurrence; and

                (iii) Without limiting any rights or remedies that Company may have against any Supplier, (A) each Approved Receipt listed on a Summary Report will constitute a bona fide obligation of Company to pay to the Participating Supplier listed on such Summary Report the amount set forth on such Summary Report for such Receipt in consideration for Goods and Services provided by such Participating Supplier to (and received and accepted by) Company, (B) each Person listed on a Summary Report as a Participating Supplier will, at the time of delivery of such Summary Report to GMAC CF, be a Participating Supplier, (C) Company have not and will not pay or initiate payment of any Approved Receipt listed on a Summary Report, (D) Company will not list on any Summary Report any Approved Receipt that shall have been listed on a Summary Report previously delivered to GMAC CF, (E) Company has not received any notice to pay any Approved Receipt to any Person other than the Participating Supplier; (F) the information set forth on each Summary Report delivered to GMAC CF shall be true and accurate in all respects and (G) no Funding of any Approved Receipt by GMAC CF shall violate applicable law.

5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF GMAC CF
        (a)     GMAC CF hereby represents and warrants to Company as follows:

                (i) GMAC CF is a limited liability corporation, duly organized, validly existing and in good standing under the laws of Delaware.

                (ii) The execution, delivery, and performance by GMAC CF of this Agreement is within GMAC CF's limited liability company's power and have been duly authorized by all necessary limited liability company's action on the part of GMAC CF and will not result in a breach of any organizational document of GMAC CF.

                (iii) This Agreement has been duly executed and delivered by GMAC CF and constitutes the legal, valid and binding obligation of GMAC CF, enforceable against GMAC CF in accordance with its terms.

        (b)     GMAC CF covenants and agrees that:
                (i) GMAC CF shall not use any name, corporate logo or trademarks of Company or any of its respective affiliates in any manner in connection with the Program, including press releases or filings with any governmental entity, without the prior written consent of Company, and nothing set forth herein shall be or be deemed to be a license or consent for GMAC CF to use the logos or trademarks of Company or any of its respective affiliates; and

                (ii) GMAC CF will not (A) make any representations to any Supplier that participation in the Program is required by Company or would in any way benefit Supplier in its relationship with Company (other than any economic benefit that is generally available under the Program) or (B) assume any duty or obligation for, on behalf of, or in the name of Company, other than activities in connection with the Program.

6.      EVENTS OF DEFAULT
        (a) The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute a "Company Event of Default" hereunder:

                (i) The failure of Company to make any payment hereunder (including without limitation, any payment in respect of any Approved Receipt or any payment pursuant to Section 3 or under any of the other documents when due and payable, which failure continues for three (3) Business Days after the giving of notice by GMAC CF to Company thereof in accordance with Section 9(g).

                (ii) The failure of Company to perform, keep or observe any term, covenant or provision of this Agreement when due to be performed, kept or observed, which failure continues for sixty (60) days after the giving of notice by GMAC CF to Company thereof in accordance with Section 9(g).

                (iii) The failure of any representation or warranty herein or in any other document, or in any written statement provided pursuant hereto or thereto, made by Company to be true and correct in all material aspects.

                (iv) A default under any Company Material Contract, which default remains uncured or unremedied for thirty (30) days and which default has or could reasonably be expected to have a Material Adverse Effect on Company or the business of Company.

                (v) Failure by Company to furnish financial information when due or when requested.

                (vi) Any change in Company's condition or affairs (financial or otherwise) which in the good faith opinion of GMAC CF impairs the ability of Company to perform its obligations under the Program or this Agreement.

                (vii)   The occurrence of any Bankruptcy Event as to Company.

        (b) The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute a "GMAC CF Event of Default" hereunder:

                (i) The failure of GMAC CF to perform, keep or observe any term, covenant or provision of this Agreement or of any other document when due to be performed, kept or observed, which failure continues for one hundred and twenty (120) days after the giving of notice by Company to GMAC CF thereof in accordance with Section 9(g).

                (ii) The failure of any representation or warranty herein or in any written statement provided pursuant hereto, made by GMAC CF to be true and correct in all material aspects.

                (iii)   The occurrence of any Bankruptcy Event as to GMAC CF.

7.      RIGHTS AND REMEDIES

        (a) If a Company Event of Default shall have occurred, GMAC CF may take any one or more of the following actions: (i) terminate this Agreement and the Program; (ii) declare by notice to Company, all or any portion of the Company Obligations (including, without limitation, the Gross Amounts with respect to all Approved Receipts funded by GMAC CF) due from Company hereunder (together with interest and late charges due hereunder which will continue to accrue as provided by Section 3 (c) or (f), as the case may be, until paid, if applicable) to be immediately due and payable, including, without limitation, by means of acceleration of the Ordinary Payment Dates (to the extent that such dates have not yet occurred) with respect to all Approved Receipts that were previously funded by GMAC CF; and/or (iii) exercise any rights and remedies provided to GMAC CF at law or equity; provided that, upon the occurrence of a Bankruptcy Event with respect to Company, (A) this Agreement shall automatically and without notice or action terminate, (B) the amount of Company Obligations to GMAC CF hereunder shall become automatically and immediately due and payable (and all Ordinary Payment Dates hereunder that shall not yet have occurred shall automatically and immediately be accelerated to the date of the Bankruptcy Event), and (C) GMAC CF shall have no obligation whatsoever to Fund any Approved Receipt as reflected in any Summary Report, including any Summary Report received prior to the commencement of such Bankruptcy Event.

        (b) If a GMAC CF Event of Default shall have occurred, Company may take any one or more of the following actions (i) terminate this Agreement and the Program; and (ii) declare by notice to GMAC CF all or any portion of the amounts due from GMAC CF hereunder to be due and payable; and/or (iii) exercise any rights and remedies provided to Company at law or equity; provided that, upon the occurrence of a Bankruptcy Event with respect to GMAC CF, the amount of any obligations of GMAC CF to Company hereunder shall become automatically and immediately due and payable.

        (c) The rights and remedies of the parties under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which they may have under any other agreement by operation of law or otherwise.

8.      TERM.

        (a) The term of the Agreement shall be for two (2) years from the date of its execution. The Agreement shall automatically renew for an additional one (1) year term unless GMAC CF or Company provides written notification of intent to not renew at least sixty (60) days in advance of the date of the renewal. Any termination of this Agreement in accordance with the terms hereof shall be without prejudice to the respective rights and obligations of Company and GMAC CF in respect of all Receipts Funded by GMAC CF prior to such termination and all such rights, obligations, duties, indemnities and liabilities shall survive such termination.

        (b) In addition to Company's right to terminate this Agreement in accordance with Section 7(b) above, Company may terminate the Program and this Agreement for any reason or for no reason upon sixty (60) calendar days' written notice (such notice, a "Company Termination Notice") to GMAC CF except, within the first contract year (unless Termination is in accordance with Section 7(b)) Company shall pay to GMAC CF a Termination Fee equal to $50,000. Upon the delivery of a Company Termination Notice:

                (i) GMAC CF shall have no obligation to contact or negotiate with Suppliers with respect to proposed Supplier Agreements or Trade Terms and Company shall notify all Suppliers that the Program will be terminated.

                (ii) GMAC CF shall have no obligation to Fund Approved Receipts for which the Summary Receipt Date occurs on or after the fiftieth
(50th) calendar day following the date of the delivery of such Company Termination Notice.

                (iii) Company shall not transmit Summary Reports to GMAC CF after the fiftieth (50th) calendar day following the date of delivery of such Company Termination Notice.

                (iv) Company shall pay to GMAC CF all of the amounts (including, without limitation, the Gross Amounts of all Approved Receipt Funded by GMAC CF) due from Company under this Agreement (together with interest, if applicable) on the earlier of (A) the date on which such amount would have been due but for such termination, or (B) sixty (60) calendar days from the date of delivery of such Company Termination Notice.

        (c) In addition to GMAC CF's right to terminate this Agreement in accordance with Section 7(a) above, GMAC CF may terminate the Program and this Agreement immediately upon the occurrence of a Company Event of Default or upon sixty (60) calendar days' written notice (such notice, a "GMAC CF Termination Notice") to Company. Upon the delivery of a GMAC CF Termination Notice:

                (i) GMAC CF shall have no obligation to contact or negotiate with Suppliers with respect to proposed Supplier Agreements or Trade Terms and Company shall notify all Suppliers that the Program will be terminated.

                (ii) GMAC CF shall have no obligation to Fund Approved Receipts following the date of the delivery of such GMAC CF Termination Notice.

                (iii) Company shall not transmit Summary Reports to GMAC CF after the date of delivery of such GMAC CF Termination Notice.

                (iv) Company shall pay to GMAC CF all of the amounts (including, without limitation, the Gross Amounts with respect to all Approved Receipts Funded by GMAC CF) due from Company under this Agreement on the earlier of (A) the date on which such amount would have been due but for such termination, or (B) sixty (60) calendar days from the date of delivery of such GMAC CF Termination Notice.

9.      MISCELLANEOUS

        (a) Implementation. Each of GMAC CF and Company shall appoint an individual who will be responsible for the implementation and management of its particular responsibilities under the Program. In addition Company shall support two individuals to assist in the marketing and training of Suppliers to use this system. No such employee shall be authorized or entitled to amend, modify or waive any provisions of this Agreement.

        (b)     Assignment; Participations.
               (i) Neither party may assign its rights and obligations under this Agreement without the consent of the other; except that GMAC CF may assign this Agreement (or any portion thereof) without Company's consent to any affiliate or subsidiary of GMAC CF or pursuant to a merger, reorganization, sale of all or substantially all of the assets of GMAC CF or sale of sufficient stock to constitute a change of control. This Agreement shall be binding on the parties and their respective permitted successors and permitted assigns. Any assignment in violation of this Section 9(b) shall be void. Company acknowledges that GMAC CF reserves the right to use subcontractors or other third parties to fulfill its obligations under this Agreement, the Program, the Supplier Agreements and any of the transactions hereunder or thereunder, provided GMAC CF shall remain primarily liable for the performance of its obligations under this Agreement, the Program, the Supplier Agreements by such subcontractors or third parties.

                (ii) GMAC CF may sell participations to one or more banks, financial institutions or other entities in or to all or a portion of its rights and obligations under this Agreement and the Program; provided, that,
(A) GMAC CF's obligations under this Agreement and the Program shall remain unchanged, (B) GMAC CF shall remain solely responsible to the other parties hereto for the performance of such obligations, and Company, and each Participating Supplier shall continue to deal solely and directly with GMAC CF in connection with such GMAC CF's rights and obligations under this Agreement and the Program, and (C) the participant shall not have any rights under this Agreement (the participant's rights against GMAC CF in respect of such participation to be those set forth in the agreement executed by GMAC CF in favor of the participant relating thereto) and all amounts payable by Company hereunder shall be determined as if GMAC CF had not sold such participation.

        (c) No Waiver. (i) No failure on the part of GMAC CF to require strict performance by Company of any provision of this Agreement shall waive, affect or diminish any right thereafter to demand strict compliance and performance therewith, and (ii) no failure on the part of Company to require strict performance by GMAC CF of any provision of this Agreement shall waive, affect or diminish any right thereafter to demand strict compliance and performance therewith.

        (d) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        (e) Conflict of Terms. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other documents or agreements executed and delivered in connection herewith, the provisions contained in this Agreement shall govern and control.

        (f) Changes in Currency. If at any time more than one currency or currency unit are recognized by the central bank of, or having jurisdiction in, any country as the lawful currency of that country: (i) for so long as the currency or currency unit in which the provisions of and obligations under this Agreement are expressed (the "Express Currency") shall remain so recognized, those provisions and obligations shall remain denominated and paid or satisfied in that currency or currency unit; (ii) if the Express Currency ceases to be so recognized, any reference in this Agreement to that currency or currency unit shall be translated into and become payable in the currency or currency unit of that country designated by GMAC CF; (iii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by GMAC CF in the manner officially prescribed in relation to such official rate or, if to the extent not so recognized or prescribed, in such manner as GMAC CF may reasonably determine; and (iv) if any change in any currency of a country occurs, this Agreement will be amended to the extent GMAC CF, after consultation with Company, specifies to be necessary in light of the change in currency and to put the parties hereto as close as possible to the same position as they would have been but for such change in currency.

        (g) Notices. Any notice or request hereunder may be given at the respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by hand delivery, overnight courier, registered or certified mail, return receipt requested, telex or telegram, subsequently confirmed by registered or certified mail, or telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (iii) upon actual receipt thereof when sent by a recognized overnight delivery service, or (iv) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)     If to GMAC CF:  GMAC COMMERCIAL FINANCE LLC
                        3000 Town Center, Suite 280
                        Southfield, MI  48075
                        Attention:      Don Morrison
                        Telephone:      248-356-4622
                        Telecopier:     248-356-8960

(B)     If to Company   THE PEP BOYS - MANNY, MOE & JACK
                        3111 West Allegheny Avenue
                        Philadelphia, PA 19132
                        Attention:      VP - Chief Accounting Officer
                        cc:             General Counsel
                        Telephone:      215-430-9203
                        Telecopier:     215-430-4640

        (h)     Financial Reporting.

                (i) Within ninety (90) days after the end of each fiscal year of Company, Form 10-K, which contains its audited consolidated Financial Statements and annual reports.

                (ii) Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Company, Form 10-Q for Company, which contains its unaudited condensed consolidated balance sheet, its unaudited condensed consolidated statements of income and its condensed consolidated statement of cash flows all certified by the Chief Financial Officer or Treasurer.

                (iii) Within ten days after the end of each month reports, satisfactory in form to GMAC CF, stating the outstanding loan balances arising under any Company Material Contract together with a statement of Company's borrowing availability under any company material contract providing a revolving credit facility.

                (iv) Promptly after the sending or filing thereof, Company shall send to GMAC CF copies of all reports which Company sends to its security holders generally.

        (i) No Agency. Otherwise than as expressly provided in this Agreement, the performance by each party of its duties and obligations under this Agreement shall be that of an independent contractor. Without limiting the obligations of any party hereto to act in good faith to the extent expressly required in this Agreement, whenever GMAC CF or Company is permitted or required to take or refrain from taking any action or making any decision hereunder (including, without limitation, in the case of Company, to Notify GMAC CF that a Supplier shall cease to be an Eligible Supplier, or in the case of GMAC CF, in connection with the negotiation of Supplier Agreements), each party shall have no duty (including any fiduciary duty) or other obligation to give any consideration to any interest of or factors affecting the other party or any other Person. The relationship among the parties to this Agreement shall be strictly contractual in nature and there shall not be any agency, fiduciary relationship, joint venture or partnership between the parties by reason of this Agreement or any of the other documents.

        (j) Discretion of the Parties. Except as may otherwise be expressly provided in this Agreement, (i) any consent, approval, determination, acceptance, decision, election or exercise of any right or option under this Agreement by any party may be granted, made, provided or effected (or withheld or not granted, made, provided or effected) by such party in such party's sole discretion, and (ii) the determination by any party as to whether any event, circumstance or matter is deemed to be acceptable or satisfactory to such party shall be as determined by such party in its sole discretion.

        (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applied to contracts to be performed wholly within the State of Michigan. The parties hereto hereby agree that any judicial proceeding with respect to any of the this Agreement or the transactions hereunder may be brought in any court of competent jurisdiction in the State of Michigan, and, by execution and delivery of this Agreement, the parties hereby waive personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the parties at their respective address set forth in Section 9(g) and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Each of the parties waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

        (l) Injunctive Relief. Each of the parties hereto recognizes that, in the event any party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the other party; therefore, each party, if the other party so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

        (m) WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED

TO, OR INCIDENTAL TO, THIS TRADE PAYABLES AGREEMENT OR ANY OF THE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        (n)     CONFIDENTIALITY.
                (i) Each of the parties hereto understands that some of the information furnished to the other party pursuant to this Agreement and the Program may be received by it prior to the time that such information shall have been made public, and each of the parties hereto hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Agreement and the Program confidential prior to its becoming public subject, however, to (A) disclosure to officers, directors, employees, representatives, agents, auditors, consultants, advisors, lawyers and affiliates of such party, in the ordinary course of business, (B) disclosure by GMAC CF to such officers, directors, employees, agents and representatives of a prospective assignee or participant as need to know such information in connection with the evaluation of a possible participation in this Agreement and the Program hereunder (who will be informed of the confidential nature of the material), or (C) the obligations of the parties hereto or any participant under applicable law, or pursuant to subpoenas or other legal process, to make information available to governmental agencies and examiners or to others and the right of such party to use such information in proceedings to enforce their rights and remedies hereunder or in any proceeding against any party hereto in connection with this Agreement, the Program or the transactions contemplated hereunder or thereunder. To the extent practicable and permissible, each party shall use reasonable, good faith efforts to notify the other party of the receipt of any subpoena or other legal process as set forth above and shall permit the other party to seek an appropriate protective order with respect thereto.

                (ii) Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement, (A) any obligations of confidentiality contained herein or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (B) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under
Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. Company does not intend to treat the advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Company determines to take any action inconsistent with such intention, it will promptly notify GMAC CF thereof. Company acknowledges that GMAC CF may treat its advances and financial accommodations hereunder or under the Program as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or
Section 301.6112-1, and GMAC CF may file such IRS forms or maintain such lists and other records as it may determine is required by such Treasury Regulations.

       (o) Media Releases/Publicity. (i) Company shall not use GMAC CF's name or refer to GMAC CF directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or the Program or their subject matter, including in any promotional or marketing materials, customer lists, referral lists or business presentations without written consent from GMAC CF for each such use or release. Company may not use any trademark or service mark of GMAC CF without GMAC CF's written consent, which consent shall be given in GMAC CF's sole discretion, and (ii) GMAC CF shall not use the name of Company or refer to Company directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or the Program or their subject matter, including in any promotional or marketing materials, customer lists, referral lists or business presentations without written consent from Company for each such use or release. GMAC CF may not use any trademark or service mark of Company without Company's written consent, which consent shall be given in Company's sole discretion. Notwithstanding the foregoing, GMAC CF acknowledges that the Company will be required to disclose the entrance into this Agreement on a Form 8-K to be filed with the Securities and Exchange Commission within 4 days of the execution of this Agreement and expressly consents to such filing.

        (p) DISCLAIMER. EXCEPT AS SET FORTH IN SECTIONS 4 AND 5, NEITHER GMAC CF NOR Company N MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES IN RESPECT OF THIS AGREEMENT OR THE PROGRAM AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THIS AGREEMENT OR THE PROGRAM.

        (q)     Covenant of Further Assurances.   GMAC CF and Company covenant
and agree that, without any additional consideration, GMAC CF and Company shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement.

        (r) Cumulative Remedies. Except as specifically provided herein, no remedy made available to GMAC CF or Company hereunder is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy provided hereunder or available at law or in equity.

        (s) LIMITATION ON DAMAGES. EXCEPT FOR A BREACH OF SECTION 9(n), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT LOSS, INCLUDING TIME, MONEY, GOODWILL, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND UNDER ANY LEGAL THEORY

OR CAUSE OF ACTION BASED ON EITHER PARTY'S, OR ANY SUPPLIER'S, USE, INABILITY TO USE, OPERATE, ADMINISTER OR MODIFY THIS AGREEMENT OR THE PROGRAM OR ANY OF THE TRANSACTIONS HEREUNDER OR THEREUNDER, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOST BUSINESS, LOST REVENUE, LOST PROFITS, LOST DATA, OR LOST GOODWILL
EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN OF SUCH DAMAGE.   EXCEPT FOR A
PARTY'S OBLIGATION TO PAY THE OTHER PARTY AS SET FORTH IN SECTION 3 AND
SECTION 8(b) ABOVE, A PARTY'S TOTAL LIABILITY FOR PROVEN DIRECT DAMAGES UPON ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE TRADE PAYABLE FEES PAYABLE TO GMAC CF UNDER THIS AGREEMENT. IN ADDITION, Company SHALL DEFEND AND INDEMNIFY GMAC CF AGAINST ANY DAMAGES, LOSS, CLAIMS AND COSTS INCURRED BY OR AWARDED AGAINST GMAC CF ARISING OUT OF (i) A BREACH BY Company OF THEIR RESPECTIVE REPRESENTATIONS, WARRANTIES OR AGREEMENTS UNDER THIS AGREEMENT, AND (ii) ANY CLAIM OF ANY SUPPLIER OR OTHER THIRD PARTY RELATED TO THIS AGREEMENT, THE PROGRAM, THE SUPPLIER AGREEMENTS OR ANY OF THE TRANSACTIONS HEREUNDER OR THEREUNDER EXCEPT THAT THE FOREGOING SHALL EXCLUDE DAMAGES, LOSS, CLAIMS AND COSTS ARISING AS A RESULT OF GMAC'S BREACH OF ITS OBLIGATIONS HEREUNDER, CF'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, ALL AS DETERMINED PURSUANT TO A FINAL AND NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION.

        (t) Force Majeure. Any delay in or failure of performance by either party under this Agreement (other than a failure to comply with payment obligations) will not be considered a breach of this Agreement if and to the extent caused by events beyond the reasonable control of the party affected, including, but not limited to, acts of God, embargoes, governmental restrictions, strikes, riots, insurrection, wars, or other military action, acts of terrorism, civil disorders, rebellion, fires, floods, vandalism, or sabotage. Market conditions and/or fluctuations (including a downturn of Company's business) will not be deemed force majeure events. The party whose performance is affected by such events will promptly notify the other party, giving details of the force majeure circumstances, and the obligations of the party giving such notice will be suspended to the extent caused by the force majeure so long as the force majeure continues. The time for performance of the affected obligation hereunder will be extended by the time of the delay caused by the force majeure event.

        (u) Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding of the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective of each party hereto officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each of the parties hereto acknowledges that it has been advised by counsel in connection with the execution of this Agreement and other documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

        (v) Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

        (w) Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

        (x) Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

/s/The Pep Boys - Manny, Moe & Jack

/s/GMAC COMMERCIAL FINANCE LLC